UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 15, 2006

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in Part II, Item 5 of Portland General Electric Company's Form 10-Q for the quarter ended September 30, 2006, the Board of Directors of Portland General Electric Company (the Company), on October 26, 2006, appointed Neil J. Nelson as a director of the Company. In connection with such appointment, and as part of his annual compensation arrangement, on November 16, 2006, the Compensation and Human Resources Committee of the Board of Directors approved the grant of 801 Restricted Stock Units to Mr. Nelson. The grant was made pursuant to the terms of the Portland General Electric Company 2006 Stock Incentive Plan, a copy and summary description of which were filed in a Form 8-K on February 22, 2006.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in

Fiscal Year.

On November 15, 2006, the Board of Directors adopted the Fourth Amended and Restated Bylaws of Portland General Electric Company, effective on such date. The amendments to the Bylaws, among other things, clarify the selection of the Chairman of the Board (Section 3.4) and address the appointment and powers and duties of the officers of the Company (Article V). A complete copy of the Fourth Amended and Restated Bylaws of the Company is filed herewith as Exhibit 3.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

(3)	Articles of Incorporation and Bylaws

3.1	Fourth Amended and Restated Bylaws of Portland General Electric Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date: November 20, 2006	By:	/s/ Kirk M. Stevens
Kirk M. Stevens Controller and Assistant Treasurer

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